Exhibit 3.3
                      ARTICLES OF AMENDMENT

               TO THE ARTICLES OF INCORPORATION OF

                     THE AUTOLINE GROUP, INC.


          Pursuant to the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act (the "Act"), the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation.

          FIRST:    The name of the corporation is The Autoline Group, Inc.

          SECOND:   The following amendment to the Articles of Incorporation
of The Autoline Group, Inc. was duly adopted by the written consent of the holders of a majority of the corporation's issued and outstanding shares in accordance with Section 16-10a-704 on September 12, 2005, in the manner prescribed by the Act, to-wit:

                            ARTICLE I
                          CORPORATE NAME

          The name of the corporation shall be "GeNOsys, Inc."

          THIRD:    This amendment does not provide for any exchange,
reclassification or cancellation of issued shares.

          FOURTH:   The effective date of this amendment shall be October 10,
2005.

          FIFTH:    This amendment was not adopted by the incorporators or the
Board of Directors without stockholder action.

          SIXTH:    (a)  The designation and number of outstanding shares of
each class entitled to vote thereon as a class were as follows:

               CLASS                    NUMBER OF SHARES

               Common                            41,254,000

                    (b) The number of shares voted for such amendment was 33,646,456, with none opposing and none abstaining.


          IN WITNESS WHEREOF, the undersigned President and Secretary, having been thereunto duly authorized, have executed the foregoing Articles of Amendment for the corporation under the penalties of perjury this 30th day of September, 2005.

                                   THE AUTOLINE GROUP, INC.


                                   By/s/John W. R. Miller
                                        John W. R. Miller, President
Attest:


Christy M. Woodruff Jones
Christy M. Woodruff Jones, Secretary